Exhibit 10.26AS

THIS DOCUMENT CONTAINS INFORMATION WHICH HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.  SUCH EXCLUDED INFORMATION IS IDENTIFIED BY BRACKETS AND MARKED WITH (***).

FIFTY-FIRST AMENDMENT

TO

CONSOLIDATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS OPERATING, LLC

SCHEDULE AMENDMENT

This Fifty-first Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Charter Communications Operating, LLC, a Delaware limited liability company (“Customer”).  CSG and Customer entered into that certain Consolidated CSG Master Subscriber Management System Agreement effective as of August 1, 2017 (CSG document no. 4114281), as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

WHEREAS, Customer and CSG have agreed to amend the Agreement to make certain of Customer’s usage activity data available to Customer to be utilized by Customer for its telemetry monitoring and reporting.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CSG and Customer agree to the following as of the Amendment Effective Date (as defined below).

1.

Customer desires to receive and CSG agrees to provide to Customer Usage Activity Data for Customer’s telemetry reporting utilization via a CSG streaming service.  Therefore, upon execution of this Amendment the following change to the Agreement is hereby made:

a)	Schedule C, “Recurring Services,” shall be amended to add the following:

“Telemetry Data Streaming Services. CSG will provide and make available, via a data streaming service, to Customer in an intra-hour cadence (i.e., a continual refresh of certain of Customer’s usage activity date (the “Usage Activity Data”) within the hour) to the Customer-specified end point.  The Usage Activity Data will be available at Customer’s end point and will be refreshed upon the next delivery of the Usage Activity Data in a frequency consistent with the intra-hour cadence.  Upon each such refresh, the previously sent Usage Activity Data not captured by Customer will no longer be available to Customer and CSG will have no ability to recreate such previously sent Usage Activity Data.  Customer is responsible for the capture of the Usage Activity Data.  For purposes of clarification, “telemetry” for purposes of the Telemetry Data Streaming Services is the collection and transmission of data for Customer’s monitoring purposes.

Exhibit 10.26AS

2.

As a result, following implementation of the Telemetry Data Streaming Services, Schedule F, “Fees,” Section 1, “CSG Services,” Subsection X, “Custom Implementation Services” of the Agreement, shall be amended to add the following new subsection S, “Telemetry Data Streaming Services”:

S.  Telemetry Data Streaming Services

Description of Item/Unit of Measure	Frequency	Fee
1.Interface Usage Activity Data Streaming Services (Note 1)
a)Development and Implementation Fees for the Interface Usage Data Streaming Services (Note 2) (Note 3)	[*** *******]	[*****]
b)Interface Usage Data Support and Maintenance Fees (Note 4) (Note 5) (Note 6)	[*******]	$[********]

Note 1: Usage Activity Data related to CSG SmartLink® BOS, Event Notification Interface and CSG Workforce Express® Enterprise Interface (collectively, the “Interfaces”).

Note 2:  Setup and Implementation for the Usage Activity data in Note 1 above (the “Interface Usage Data”) shall be pursuant to that certain Statement of Work entitled “Implement Interface Usage Activity Data Streaming Services” (CSG document no. 33465) (the “Interface Usage Data Streaming SOW”) to be executed by CSG and Customer.  For purposes of clarification, implementation and set up for CSG Products and Services other than the Interfaces identified herein, will require a separate Statement of Work and shall be subject to agreed upon Setup and Implementation Fees and applicable additional Support and Maintenance Fees, if any.

Note 3:   Should Customer request an additional end point or an alternate end point for delivery of the Interface Usage Data, such request  may result in additional fees and be subject to a separate Statement of Work; provided, however, in any event, Customer shall provide notification to CSG (email is sufficient) of any desire or requirement to change the Customer-designated end point.

Note 4:  The Interface Usage Data Support and Maintenance Fees consists of hardware upgrades, routine software enhancements and defect fixes.

Note 5: CSG and Customer acknowledge and agree that CSG shall not invoice and Customer shall have no liability for any additional StatHub Support and Maintenance Fees (except as provided in the Agreement and Section 1 to that certain Seventeenth Amendment to the Agreement (CSG document no. 4120570)) as a result of turn up of StatHub for the Legacy-Charter System Principal Agents and, further, upon the Completion Date of the Interface Usage Data Streaming SOW, Customer shall discontinue use of StatHub and shall have no liability for applicable StatHub Support and Maintenance Fees thereafter.

Note 6:  Should Customer choose to terminate the CSG Interface Usage Data Support and Maintenance, Customer shall provide CSG with no less than [********** (**) *****] prior written notice of such discontinuance and shall be liable for such fees through the date of termination.

THIS AMENDMENT is executed on the days and year last signed below to be effective as of the date last signed below (the "Amendment Effective Date").

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Michael Ciszek	By: /s/ Gregory L. Cannon
Title: SVP Billing Strategy & Design	Title: Gregory Cannon
Name: Michael Ciszek	Name: Chief Legal Officer
Date: Apr 15, 2021	Date: Apr 15, 2021